UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

Amendment No 4 To FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 Labor Smart Inc (Exact Name of registrant in its charter)

Nevada	561320	45-2433287
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Ryan Schadel, President Labor Smart Inc 44 Darby’s Crossing Drive, Ste 116 Hiram , GA 30141
Telephone: ( 770-222-5888
(Name, address and telephone number of agent for service)

Copies to: How2gopublic.com 18124 Wedge Pkwy, Ste 1050 Reno, NV 89511 775-851-7397 775-201-8331 fax

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462I under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer [  ] Accelerated filer [  ] Non-accelerated filer [  ]   Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security (1) ($)	Proposed Maximum Aggregate Offering Price (1) ($)	Amount of Registration Fee ($)
Shares of Common Stock, par value $0.001	320,000	0.02	6,600	..0001
Total	320,000

(1)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act. The price per share and the aggregate offering price for the shares are calculated on the basis of our most recent private placement of common stock at $0.02 per share on May 1, 2011

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and does not solicit an offer to buy these securities in any state where the offer or sale is not permitted. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.  There is no established public market for Labor Smart Inc and Labor Smart Inc is not currently listed or quoted on any quotation service.  The offering price has been arbitrarily determined. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

Labor Smart Inc

PROSPECTUS

320,000 Shares of Common Stock

 $.02

The date of this Prospectus is March 13, 2012 .. Before this offering there has been no public market for our common stock.

Labor Smart, Inc (“we”, “our”, “us”) is registering 320,000 shares of common stock held by 34 selling security holders.  The selling security holders will have the option to sell their shares at a fixed price of $0.02 per share until our common stock is quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We will not receive any proceeds from the sale of shares of our common stock by the selling security holders, who will receive aggregate net proceeds of $ 6,600 if all the shares being registered are sold. We will incur all costs associated with this Prospectus.

Our common stock is presently not traded on any national securities exchange or the NASDAQ stock market, and we do not intend to apply to have our common stock listed on any national securities exchange or the NASDAQ stock market. Instead, we plan to apply to have our common stock quoted on the OTC Bulletin Board.

There is no guarantee that a trading market for our common stock will develop and the purchasers in this offering may be receiving an illiquid security.  An investment in our securities is speculative. See the section entitled "Risk Factors" beginning on Page 4 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement that includes this Prospectus is declared effective by the Securities and Exchange Commission. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall the selling security holders sell any of these securities in any state where such an offer or solicitation would be unlawful before registration or qualification under such state's securities laws.

The date of this prospectus is March 13, 2012

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We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Company,” “we,” “us” and “our” refer to Labor Smart Inc.

INFORMATION REQUIRED IN PROSPECTUS

ITEM 3 – SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY INFORMATION

Company Business Overview

LABOR SMART INC was incorporated in the State of Nevada on May 31, 2011. Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. Labor Smart Inc  provides temporary blue-collar staffing services. It will supply general laborers on demand to the light industries, including manufacturing, logistics, and warehousing, skilled trades’ people and general laborers to commercial construction industries.

Our operations to date have been devoted primarily to start-up and development activities, which include:

1. Formation of the Company;

2. Development of our business plan;

3. Research on marketing channels/strategies;

4. Developing our initial online website

5. The opening of our first two  location in Nashville, TN November 12, 2011and Marietta, GA and Corporate Headquarters in Hiram, GA

6. As of December 31, 2011 we have generated $160,017 in revenues derived from providing our services from these locations ~~.~~

As of December 31, 2011 we have had $160,017 in revenues and $57,407 in expenses resulting in a net loss of $21,333; however there can be no assurance that we will ever achieve any profitability.    We estimate the need for approximately $50,000 in additional funding (taking into account the approximately $65,000 of cash or cash equivalents on hand we had as of December 31, 2011) to support our operations over the next 12 months.  Ryan Schadel is our sole officer and director and he will be working full time on the development of the company. As of December 31, 2011we have secured two $50,000 loans from our President and CEO, Ryan Schadel for funding of fees related to this offering as well as funding to open the first branch offices in Marietta, GA and a second office in Nashville, TN and secure workers compensation and general liability insurance. A copy of which is included as an exhibit to this amendment.

The Company has a six month financing agreement with RIVIERA FINANCE commencing November 23, 2011 that includes a non-recourse factoring arrangement that provides notification factoring on substantially all of the Company’s sales.  Receivables are factored at a rate of 85% of the invoice face value on accepted accounts up to $300,000.  A reserve of 8% of the invoice face value is held by RIVIERA FINANCE in case of customer disputes.  Fees charged by RIVIERA FINANCE are 2% of the unpaid invoice face value for the first 25 days after the factored date and 0.8% of the invoice face value for every ten days thereafter up to a total of 7%, including the initial 2%.  Administrative charges based on various rates are charged on the gross face amount of all accounts with minimum fees as defined in the agreement.

We will still need to raise additional funding to support our operations.  Given our lack of significant revenues at this time and the doubtful prospect that we will earn significant revenues in the next several years, we will require additional financing which will result in dilution to our existing stockholders.

GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company requires capital for its contemplated operational and marketing activities.  The Company’s ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.  As of December 31, 2011 the Company had an accumulated deficit since inception of $21,333.

A current prospectus must be in effect at the time of the sale of the shares of common stock registered herein. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.  We will not receive any proceeds from this offering and the funds from our private offering did not result in the necessary funds to begin operations, pay the cost of the offering or the costs of our reporting requirements.

Each selling stockholder or dealer selling the common stock is required to deliver a current prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, as amended, selling stockholders may be deemed underwriters.

We have filed this registration statement in an effort to become a fully reporting company with the Securities and Exchange Commission in order to enhance our ability to raise additional working capital. We are seeking to become a reporting issuer under the Securities Exchange Act of 1934, as amended, because we believe that this will provide us with greater access to capital, that we will become better known, and be able to obtain financing more easily in the future if investor interest in our business grows enough to sustain a secondary trading market in our securities. Additionally, we believe that being a reporting issuer increases our credibility and that we may be able to attract and retain more highly qualified personnel by potentially offering stock options, bonuses, or other incentives with a known market value. Sole officer and Director will need to educate himself as to the nuances of managing a public company. There is currently no public market for our common stock. We are not currently in discussions, or will soon commence discussions, with various market makers in order to arrange for an application to be made with respect to our common stock for approval for quotation on the Over-the-Counter Bulletin Board (OTCBB) upon the effectiveness of this prospectus and closure of the offering.

Website

www.laborsmart.com

Personnel

Labor Smart Inc currently has four full time employees including Mr. Schadel.

Outstanding Shares

As of the date of this prospectus, Labor Smart Inc has 16,045,000 shares of $0.001 par value common stock issued and outstanding to 35 shareholders.

Fiscal Year End

Labor Smart Inc’s fiscal year end is December 31.

The Offering

Summary of the Offering

Securities Being Offered:	320,000 shares of our common stock, which includes approximately 31.5% of issued and outstanding shares with the exception of those held by our sole officer and director
Offering Price, Lack of Market:

The offering price of the common stock is $0.02 per share.  There is no public market for our common stock.  We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares of our stock.

We intend to apply to the FINRA Over-The-Counter Bulletin Board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting company. If our common stock becomes traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering:	None.
Securities:

16,045,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our sole officer and director, Mr. Ryan Schadel, owns 93.4% of the common shares of our company and therefore has majority voting control.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.  There will be no increase in our issued and outstanding shares as a result of this offering.

Need for Additional Financing:

We have generated limited revenues to date and will require additional funding to complete our program and conduct our planned marketing activities.  We anticipate raising this funding through the sale of debt or equity securities (subsequent to the effectiveness of this registration statement) and/or through traditional bank funding. If we are unable to raise the additional funding, the value of our securities, if any, would likely become worthless and we may be forced to abandon our business plan.  Even assuming we raise the additional capital we require to continue our business operations, we will have substantial fees and expenses associated with this offering, and we anticipate incurring net losses for the foreseeable future.

Use of Proceeds:	We will not receive any proceeds from the sale of shares by the selling stockholders. We will incur all costs associated with this registration statement and prospectus.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections titled “Risk Factors” on page 8 and “Dilution” on page 13 before making an investment in this stock.

Blank Check Issue

We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended defines the term “blank check company” to mean, any development stage company that is issuing a penny stock that, “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” We have a specific plan and purpose. Labor Smart Inc will provide temporary blue-collar staffing services. It will supply general laborers on demand to the light industries, including manufacturing, logistics, and warehousing, skilled trades’ people and general laborers to commercial construction industries.

Our operations to date have been devoted primarily to start-up and development activities, which include:

1. Formation of the Company;

2. Development of our business plan;

3. Research on marketing channels/strategies;

4. Developing our initial online website

5. The opening of our first two locations in Nashville, TN November 12, 2011and Marietta, GA and a corporate office in Hiram, GA

6. As of December 31, 2011 we have generated revenues of $160,017 from our above locations offering our services

In Securities Act Release No. 6932 which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in II DISCUSSION OF THE RULES, A. Scope of Rule 419, that, “Rule 419 does not apply to start-up companies with specific business plans even if operations have not commenced at the time of the offering.” Further, we have not indicated in any manner whatsoever, that we plan to merge with an unidentified company or companies, nor do we have any plans to merge with an unidentified company or companies. We have no plans or intentions to be acquired or to merge with an operating company nor do we have plans to enter into a change of control or similar transaction or to change our management.

Summary Financial Information

The following tables set forth summary financial data derived from our financial statements.  The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

From inception
(May 31, 2011) to
December 31, 2011

Cash flows from operating activities:
Net loss	$ (21,333)
Changes in operating assets and liabilities:
Increase in off-balance sheet receivable factoring	20,162
(Increase) in accounts receivables	(92,348)
(Increase) in prepaid expense	(13,119)
(Increase) in other assets	(2,384)
Increase in accounts payable	2,499
Increase in accrued liabilities	6,358
Increase in payroll taxes payable	25,691
Increase in other liabilities	7,185
Net cash used by operating activities	(67,289)

Cash flows from financing activities:
Proceeds from common stock	32,400
Proceeds from notes payable- related party	100,000
Net cash provided by financing activities	132,400

Net change in cash	65,111

Cash, beginning of period	-

Cash, end of period	$ 65,111

Supplemental disclosure of cash flow information:

Interest paid	$ -

Balance Sheet Data

ASSETS

December 31, 2011
Current assets
Cash	$ 65,111
Accounts receivable	72,186
Prepaid expense	13,119
Other assets	2,384
Total current assets	152,800

Total assets	$ 152,800

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$ 2,499
Accrued liabilities	6,358
Notes payable- related party	100,000
Payroll taxes payable	25,691
Other liabilities	7,185
Total current liabilities	141,733

Total liabilities	141,733

Stockholders' equity
Common stock; $0.001 par value; 75,000,000 shares authorized,
16,045,000 and 15,710,000 issued and outstanding as of
December 31, 2011 and June 30, 2011, respectively.	16,045
Additional paid-in capital	16,355
Accumulated deficit during development stage	(21,333)
Total stockholder's equity	11,067

Total liabilities and stockholders' equity	$ 152,800

Special Note Regarding Forward Looking Statements

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions. This prospectus contains these types of statements. Words, in their singular or plural form, such as “may”, “expect”, “believe”, “intend”, “plan”, “anticipate”, “estimate”, “project”, “continue” or their derivatives or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The factors listed in the “Risk Factors” section on page 8 of this prospectus, as well as any cautionary language in this prospectus; provide examples of these risks and uncertainties. The safe harbor for forward-looking statements is not applicable to this offering pursuant to Section 27A of the Securities Act of 1933.

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed products that we expect to market, our ability to establish a substantial customer base, management’s ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

CORPORATE ADDRESS AND TELEPHONE NUMBER

Labor Smart Inc, operations and corporate offices are located at 44 Darby’s Crossing Drive, Ste 116, Hiram, GA, tel # 770-222-5888

RISK FACTORS

Investment in the securities offered herein is speculative, involves a high degree of uncertainty, is subject to a number of risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock offered in this prospectus. Only those investors who are prepared to potentially risk a total financial loss of their investment in this company should consider investing. Any of the following risks could have a material adverse effect on the Company’s business, financial condition, operations or prospects and cause the value of our common stock to decline, which could cause you to lose all or part of your investment. When determining whether to invest, you should also refer to and consider the other information in this prospectus, including, but not limited to, the financial statements and related notes.

The factors set forth below, along with the other information contained herein, should be considered carefully in evaluating our prospects. Further, this document contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, goals, objectives, expectations and intentions. The cautionary statements made in this section apply to all forward-looking statement wherever they appear in this document. Readers are cautioned that, while the forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance, and involve risks and uncertainties. In addition, actual results could differ materially from those discussed herein and our business, our financial condition or the results of operations could be materially and adversely affected. In such case, some of the factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere in this document. In the event that actual results do not meet expectations, there could be a consequent negative effect on the position of investors.

Our sole officer and Director lacks experience in and with publicly-traded companies.

Labor Smart Inc’s operations depend on the efforts of its sole officer and director of the Company.  Mr. Ryan Schadel has no experience related to public company management.  Because of this, we may be unable to offer and sell the shares in this offering, develop our business or manage our public reporting requirements. The Company cannot guarantee that it will be able to overcome any such obstacles.

The following are risk factors which are directly related to the Company’s business, financial condition and this offering. Investing in our securities involves a high degree of risk and you should not invest in these securities unless you can afford to lose your entire investment. You should read these risk factors in conjunction with other more detailed disclosures located elsewhere in this prospectus.

IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN, INVESTORS MAY FACE A COMPLETE LOSS OF THEIR INVESTMENT

As of December 31, 2011, we have commenced operations and generated $160,017 in revenues. From inception (May 31, 2011) until December 31, 2011 we had a net loss of $21,333.  Taking these facts into account, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm’s report to the financial statements included in the registration statement, of which this prospectus is a part. If our business fails, the investors in this offering may face a complete loss of their investment.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE

We were incorporated on May 31, 2011. As of December 31, 2011, we had revenues of $160,017 and a net loss of $21,333.  We have no significant operating history nor do we have anyone experienced in managing a public company. There is no assurance that we will be able to maintain any sustainable operations. It is not possible at this time to predict success with any degree of certainty due to problems associated with the commencement of new business. An investor should consider the risks, expenses and uncertainties that a developing company like ours faces. Potential investors should be aware that there is a substantial risk of failure associated with any new business venture as a result of problems encountered in connection with the commencement of new operations. These problems include, but are not limited to, an unstable economy, unanticipated problems relating to the entry of new competition, unanticipated moves by existing competition and unexpected additional costs and expenses that may exceed current estimates.

OUR INDUSTRY IS SIGNIFICANTLY AFFECTED BY FLUCTUATIONS IN GENERAL ECONOMIC CONDITIONS.

The demand for our blue-collar staffing services is highly dependent upon the state of the economy and upon staffing needs of our customers. Any variation in the economic condition or unemployment levels of the markets we choose to do business in could significantly decrease our potential for revenues and profits.

Also, to date, we have completed only partial development of our intended operations and we can provide no assurance that our company will have a successful commercial application. There is no operating history upon which to base any projections as to the likelihood that we will prove successful in our current business plan, and thus there can be no assurance that we will be a viable, ongoing concern.

OUR BUSINESS IS SUBJECT TO EXTENSIVE REGULATION. THE COST TO COMPLY AND ANY INABILITY TO COMPLY WITH GOVERNMENT REGULATION COULD MATERIALLY HARM OUR BUSINESS

Our operations are affected by many federal, state and local laws relating to labor, tax, insurance and employment matter. Many of the laws related to the employment relationship were enacted before the development of alternative employment arrangements, such as those that we provide, and do not specifically address the obligations and responsibilities of non-traditional employers. The unfavorable resolution of unsettled interpretive issues concerning our relationship could have a material adverse effect on our results of operations, financial condition and liquidity.

In addition, new laws and regulations may be enacted with respect to our activities which may also have a material adverse effect on our business, financial condition, results of operations and liquidity.

WE WILL EMPLOY INDIVIDUALS ON A TEMPORARY BASIS AND PLACE THEM IN OUR CUSTOMERS' WORKPLACES. WE HAVE LIMITED CONTROL OVER OUR CUSTOMERS' WORKPLACE ENVIRONMENTS

We employ individuals on a temporary basis and place them in our customers' workplaces. We have limited control over our customers' workplace environments. As the employer of record of our temporary workers we incur a risk of liability for various workplace events, including claims for personal injury, wage and hour requirements, discrimination or harassment, and other actions or inactions of our temporary workers. In addition, some or all of these claims may give rise to litigation including class action litigation.

WE CANNOT BE CERTAIN THAT WE WILL BE ABLE TO OBTAIN INSURANCE THAT WILL BE SUFFICIENT IN AMOUNT OR SCOPE TO COVER ALL CLAIMS THAT MAY BE ASSERTED AGAINST US.

We cannot be certain that we will be able to obtain insurance that will be sufficient in amount or scope to cover all claims that may be asserted against us. Should the ultimate judgments or settlements exceed our insurance coverage, they could have a material effect on our business. We cannot be certain we will be able to obtain appropriate types or levels of insurance in the future.

THE STAFFING SERVICES BUSINESS IS HIGHLY COMPETITIVE AND THE BARRIERS TO ENTRY ARE LOW THEREFORE, THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO RETAIN CUSTOMERS OR GAIN MARKET SHARE IN THE FUTURE.

 The staffing services business is highly competitive and the barriers to entry are low. There are new competitors entering the market which may increase pricing pressures and there are several large competitors that have more resources than we do which could greatly affect our ability to gain market share. Therefore, there can be no assurance that we will be able to retain customers or gain market share in the future. We are currently conducting demographic research in 5 major cities, Atlanta GA, Augusta GA, Nashville TN, Chattanooga TN, and Birmingham AL. We anticipate providing services in the Atlanta market initially. The Atlanta market is extremely competitive with over 120 competitors in the temporary staffing services business. There are over 100,000 businesses that fit into our target market of small to medium sized businesses. Additionally, due to the size of Atlanta, we may face logistical challenges in getting employees to the customer’s location.

TEMPORARY STAFFING COMPANIES EMPLOY AND PLACE PEOPLE IN THE WORKPLACES OF THEIR CUSTOMERS AND ARE AFFECTED BY FLUCTUATIONS AND INTERRUPTIONS IN THE BUSINESS OF THEIR CUSTOMERS, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON THEIR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Temporary staffing companies employ and place people in the workplaces of their customers. Attendant risks of the industry include possible claims of discrimination and harassment, employment of illegal aliens, violations of occupational, health and safety, or wage and hour laws and regulations, errors and omissions of its temporary employees, misappropriation of funds or property, other criminal activity or torts and other similar claims. Temporary staffing companies also are affected by fluctuations and interruptions in the business of their customers, which could have a material adverse effect on their business, financial condition and results of operations. The temporary staffing industry may be adversely affected if Congress or state legislatures mandate specified benefits for temporary employees or otherwise impose costs and expenses on employers that increase the cost or lessen the attraction of using temporary workers.

WE MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE

We have limited capital resources and require substantial capital to adequately fund the Company. To date, we have funded our operations with limited initial capital and sales of stock and have generated limited funds from operations to be profitable or to maintain consistent operations. Unless we begin to generate sufficient revenues, on a consistent basis, to sustain an ongoing business operation, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing, under acceptable terms and conditions, is not available. We have secured a loan facility from our President and CEO, Ryan Schadel of $100,000 for funding of fees related to this offering as well as funding to open the first branch office and secure workers compensation and general liability insurance.

In the event our cash resources are insufficient to continue operations and once our shares are quoted on the OTCBB we intend to consider raising additional capital through offerings and sales of equity or debt securities. However, at this time we have no plans in place. In the event we are unable to raise sufficient funds, we will be forced to terminate business operations. The possibility of such an outcome presents the risk of a complete loss of your investment in our common stock.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE THE COMPANY’S SOLE OFFICER AND DIRECTOR CONTROLS A MAJORITY OF THE ISSUED AND OUTSTANDING COMMON STOCK

The present management owns a 93.4% majority of the outstanding common stock at the present time and will continue to own a majority of the outstanding common stock. As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors, the approval of significant corporate transactions and any change of control and management of the Company. This concentrated control may also make it difficult for our stockholders to receive a premium for their shares of their common stock in the event the Company enters into transactions which require stockholder approval.  Our sole officer and director would also have control over his own compensation.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF THE COMPANY FAILS TO IMPLEMENT ITS BUSINESS PLAN

As a development stage company, we expect to face substantial risks, uncertainties, expenses and difficulties. Since inception, we have no demonstrable operational history of any substance upon which you can evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. These risks include, without limitation, an unstable economy, competition, the absence of ongoing revenue streams, inexperienced management, lack of sufficient capital, and lack of brand recognition. We cannot guarantee that we will be successful in accomplishing our objectives.

THE COSTS, EXPENSES AND COMPLEXITY OF SEC REPORTING AND COMPLIANCE MAY INHIBIT OR SEVERELY RESTRICT OUR OPERATIONS

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The costs of complying with these complex requirements may be substantial and require extensive consumption of our time as well as retention of expensive specialists in this area. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit our ability to continue our operations.

THE COMPANY MAY NOT BE ABLE TO GENERATE SUFFICIENT REVENUES TO STAY IN BUSINESS

We expect to earn revenues solely in our chosen business area. In the opinion of our management, we reasonably believe that the Company will begin to generate reasonable revenues within approximately twelve months from the date of this prospectus. However, failure to generate sufficient and consistent revenues to fully execute and adequately maintain our business plan may result in failure of our business and the loss of your investment.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS

The market for customers is intensely competitive and such competition is expected to continue to increase. Generally, our actual and potential competitors are larger companies with longer operating histories, greater financial and marketing resources, with superior name recognition and an entrenched client base. Therefore, many of these competitors may be able to devote greater resources to attracting customers and be able to grant preferred pricing. Competition by existing and future competitors could result in our inability to secure an adequate customer base sufficient enough to support our endeavors. We cannot be assured that we will be able to compete successfully against present or future competitors or that the competitive pressure we may face will not force us to cease operations.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK

There is no public market for our common stock. The majority of our issued and outstanding common stock is currently held by the management of the Company. Therefore, the current and potential market for our common stock is limited. In the absence of being listed, no public market is available for investors in our common stock to sell their shares. We cannot guarantee that a meaningful trading market will develop or that we will be successful in attaining listing on the OTCBB or any other market. If we are quoted on the OTCBB, there is no assurance that a market for our common shares will develop and if a market develops, there can be no assurance that the price of our shares in the market will be equal to or greater than the price per shares investors pay in this offering, which was arbitrarily determined. In fact, the price of our shares in any market that may develop could be significantly lower than the purchase price herein. Furthermore, if our stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond our control. In addition, the stock market may experience extreme price and volume fluctuations without a direct relationship to the operating performance.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE OUR STOCK WILL BE SUBJECT TO PENNY STOCK REGULATION

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, thereby reducing the level of trading activity in any secondary market that may develop for our shares. Consequently, shareholders in our securities may find it difficult to sell their securities, if at all.

WE DO NOT CURRENTLY INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK SO CONSEQUENTLY YOUR ABILITY TO ACHIEVE A RETURN ON YOUR INVESTMENT WILL DEPEND ON APPRECIATION IN THE PRICE OF OUR COMMON STOCK

Prospective investors should not anticipate receiving any dividends from our common stock. We intend to retain future earnings, if any, to finance our growth and development and do not plan to pay cash or stock dividends. The lack of dividend potential may discourage prospective investors from purchasing our common stock.

THE CONTINUED SALE OF OUR EQUITY SECURITIES WILL DILUTE THE OWNERSHIP PERCENTAGE OF OUR EXISTING STOCKHOLDERS AND MAY DECREASE THE MARKET PRICE FOR OUR COMMON STOCK

Given our lack of significant revenues and the doubtful prospect that we will earn significant revenues in the next several years, we will require additional financing which will result in dilution to our existing stockholders. In short, our continued need to sell equity will result in reduced percentage ownership interests for all of our investors, which may decrease the market price for our common stock.  However, at this time we have no plan to do so.

ALL OF OUR PRESENTLY ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED. WHEN THE RESTRICTION ON ANY OR ALL OF THESE SHARES IS LIFTED, AND IF THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED

All of the presently outstanding shares of common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on or about February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company or an Issuer that has at any time previously been a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

THE COMPANY MAY LOSE ITS TOP MANAGEMENT WITHOUT EMPLOYMENT AGREEMENTS

Our operations depend substantially on the skills, knowledge and experience of the present management.  The Company has no other full or part-time individuals devoted to the development of our Company. Furthermore, the Company does not maintain key man life insurance. Without an employment contract, we may lose the present management of the Company to other pursuits without a sufficient warning and, consequently, we may be forced to terminate our operations.

WE MAY BE UNABLE TO GENERATE SUSTAINABLE REVENUE WITHOUT SUBSTANTIAL SALES, MARKETING OR DISTRIBUTION CAPABILITIES

The Company has not substantially commenced its planned business strategy and does not have any significant sales or marketing capabilities in place yet. We cannot guarantee that we will be able to develop a sales and marketing plan or effective operational capabilities. In the event we are unable to successfully implement these objectives, we may be unable to continue operations.

BLUE SKY LAWS MAY LIMIT YOUR ABILITY TO SELL YOUR SHARES. IF THE STATE LAWS ARE NOT FOLLOWED, YOU MAY NOT BE ABLE TO SELL YOUR SHARES AND YOU MAY LOSE YOUR INVESTMENT

State Blue Sky laws may limit resale of the shares offered in this prospectus. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. We are unsure at this time in what state or states we intend to offer and sell the shares of common stock offered hereby.  However, we will not make any offer of these securities in any jurisdiction where the offer is not permitted.

FOR ALL THE AFOREMENTIONED REASONS THE SHARES OFFERED HEREIN INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING THE PURCHASE OF THESE SHARES SHOULD BE AWARE OF THESE RISKS AND OTHER FACTORS SET-FORTH IN THIS MEMORANDUM AND SHOULD CONSULT WITH HIS/HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE COMPANY. THESE SHARES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

ITEM 4 – USE OF PROCEEDS

We will not receive any proceeds from the resale of the securities offered through this Prospectus by the selling security holders.

ITEM 5 – DETERMINATION OF OFFERING PRICE

COMMON EQUITY

As of the date of this prospectus, there is no public market for our common stock. The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value and should not be considered an indication of the actual value of our company or our shares of common stock. The price does not bear any relationship to our assets, book value, historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources, the general conditions of the securities market and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price. The price of the common stock that will prevail in any market that develops after the offering, if any, may be higher or lower than the price you paid. There is no assurance that an active market will ever develop in our securities. You may not be able to resell any shares you purchase in this offering. Our common stock has never been traded on any exchange or market prior to this offering.

WARRANTS, RIGHTS AND CONVERTIBLE SECURITIES

There are no warrants, rights or convertible securities being offered in this prospectus.

ITEM 6 – DILUTION

All of the shares of our common stock to be sold by the selling security holders are currently issued and outstanding, and will therefore not cause dilution to any of our existing stockholders.

ITEM 7 – SELLING SHAREHOLDERS

The common shares being offered for resale by the selling security holders consist of a total of 320,000 shares of our common stock held by the selling stockholders as of March 13 , 2012. Such shareholders include the 33 holders of the 845,000 shares sold in our private offering pursuant to Regulation D Rule 506 completed in July 2011 at an offering price of $0.02 and one individual who purchased 200,000 shares at a price of $.0025

All of the transactions were transactions by the Company not involving any public offering as required by the exemption provided from the registration provisions of the Securities Act of 1933, as amended. As such, no advertising or general solicitation was employed in offering any of the securities by the Company. All certificates evidencing the securities issued in such transactions will bear restrictive legends as securities issued in non-registered transactions that may only be resold in compliance with applicable federal and state securities laws. The applicable subscription documents relating to such transactions contained acknowledgments by the purchaser of such securities that the securities being acquired have not been registered, were restricted securities, could only be resold in compliance with applicable federal and state securities laws and the certificates evidencing such securities would bear restrictive legends. In all of the transactions no principal underwriters were used.

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of March 13, 2012 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

None of the selling shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling shareholders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling shareholders in a private placement, pursuant to the exemption from the registration under the Securities Act provided by section 3(b) of the Securities Act. None of the selling shareholders are affiliates or controlled by our affiliates and none of the selling shareholders are now or were at any time in the past an officer or Director of ours or of any of our predecessors or affiliates. The percentages below are calculated based on 16,045,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities presently exercisable for or convertible into shares of our common stock.

Name of Selling Stockholder and Position, Office or Material Relationship with Company (NA)	Common Shares Owned by the Selling Stockholder2	Total Shares to be Registered Pursuant to this Offering	Percentage of Common Stock Before Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding1

Dana J Schadel**	50,000	5 ,000	*	45,00 0 *

Atlanta Total Landscape Services, Inc (Andre Mastrogiovanni	200,000	5 ,000	*	195,000 1.2%

Great Sky LLC (Paul Smith)	5,000	5,000	*	0

Kristine M Rescigno	50,000	5,000	*	45,000 *

Jodi L Warden	5,000	5,000	*	0

2nd Generation LLC (Darius Lawson)	10,000	10,000	*	0

Thomas R Warden	5,000	5,000	*	0

Bruce Spegal	5,000	5,000	*	0

Brenda Diane Edmonds	5,000	5,000	*	0

Carol S Collins	5,000	5,000	*	0

Alicia Diane Jones	5,000	5,000	*	0

Lloyd T Jones	5,000	5,000	*	0

Richard M Fields & Randall D Fields	20,000	20,000	*	0

Helga Bowman	250,000	5 ,000	*	245,00 0 1.5%

Jenny S Spegal	5,000	5,000	*	0

Kimberly Thompson	5,000	5,000	*	0

Russell B Rymer II	5,000	5,000	*	0

David C Perkovich	5,000	5,000	*	0

Henry C Schadel III	5,000	5,000	*	0

Kimani Steven Kamau	25,000	25,000	*	0

Productions and Concerts, Inc (Patrick Callocchio Jr)	10,000	10,000	*	0

Kathleen Suzanne Turner	25,000	25,000	*	0

Gary V Turner	25,000	25,000	*	0

J C Staton	25,000	25,000	*	0

Michael V Rescigno	200,000	5 ,000	*	195,000 1.2%

William A Debow	5,000	5,000	*	0

Patricia Williford	5,000	5,000	*	0

Jeral Williford	5,000	5,000	*	0

Christopher Carswell	5,000	5,000	*	0

Richard Brewer	5,000	5,000	*	0

Karen A Chapman	5,000	5,000	*	0

Vincent Licata	50,000	50,000	*	0

James R Edmonds	5,000	5,000	*	0

Julie M Edmonds	5,000	5,000	*	0

* - less than 1% Based on 16,045,000 shares outstanding at March 13, 2012

** - Dana Schadel is the wife of Ryan Schadel

1) Presumes all shares being registered are sold by the selling shareholders

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

To our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates

None of the selling shareholders: (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or (2) has ever been one of our officers or directors.

ITEM 8 – PLAN OF DISTRIBUTION

We are registering 320,000 shares of common stock on behalf of the selling security holders. The selling security holders will sell their shares at a fixed price of $0.02 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

No public market currently exists for our common stock. We intend to apply to have our common stock quoted on the OTC Bulletin Board. This process usually takes at least 60 days and an application must be made on our behalf by a market maker. We have not yet engaged a market maker to make the application. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock.

Trading in stocks quoted on the OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company's operations or business prospects. The OTC Bulletin Board should not be confused with the NASDAQ market. OTC Bulletin Board companies are subject to far less restrictions and regulations than companies whose securities are traded on the NASDAQ market. Moreover, the OTC Bulletin Board is not a stock exchange, and the trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like the NASDAQ Small Cap or a stock exchange. In the absence of an active trading market investors may have difficulty buying and selling or obtaining market quotations for our common stock and its market visibility may be limited, which may have a negative effect on the market price of our common stock.

There is no assurance that our common stock will be quoted on the OTC Bulletin Board. We do not currently meet the existing requirements to be quoted on the OTC Bulletin Board, and we cannot assure you that we will ever meet these requirements.

The selling security holders may sell some or all of their shares of our common stock in one or more transactions, including block transactions:

●	on such public markets as the securities may be trading;

●	in privately negotiated transactions; or

●	in any combination of these methods of distribution.

The selling security holders may offer our common stock to the public:

●	at an initial offering price of $0.02 per share until a market develops;

●	at the market price prevailing at the time of sale;

●	at a price related to such prevailing market price; or

●	at such other price as the selling security holders determine.

We are bearing all costs relating to the registration of our common stock. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the shares of our common stock.

The selling security holders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of our common stock. In particular, during such times as the selling security holders may be deemed to be engaged in a distribution of any securities, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

●	furnish each broker or dealer through which our common stock may be offered such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer;

●	not engage in any stabilization activities in connection with our securities; and

●	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling security holders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Our common stock may be sold from time to time by the selling security holders in one or more transactions at a fixed offering price, which may be changed, at varying prices determined at the time of sale or at negotiated prices. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

The selling security holders and any broker-dealers acting in connection with the sale of the common stock offered under this Prospectus may be deemed to be underwriters within the meaning of section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. Neither we nor the selling security holders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling security holders and any other security holder, broker, dealer, underwriter, or agent relating to the sale or distribution of our common stock. Because the selling security holders may be deemed to be “underwriters” within the meaning of section 2(11) of the Securities Act, the selling security holders will be subject to the prospectus delivery requirements of the Securities Act. Each selling security holder has advised us that they have not yet entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their shares. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

Regulation M

During such time as the selling security holders may be engaged in a distribution of any of the securities being registered by this Prospectus, the selling security holders are required to comply with Regulation M under the Exchange Act. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete.

Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling security holders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this Prospectus, and we have also advised the selling security holders of the requirements for delivery of this Prospectus in connection with any sales of the shares offered by this Prospectus.

With regard to short sales, the selling security holders cannot cover their short sales with securities from this offering. In addition, if a short sale is deemed to be a stabilizing activity, then the selling security holders will not be permitted to engage such an activity. All of these limitations may affect the marketability of our common stock.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC which:

●	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

●

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of federal securities laws;

●	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask prices;

●	contains the toll-free telephone number for inquiries on disciplinary actions;

●	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

●	contains such other information, and is in such form (including language, type size, and format) as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, a broker-dealer must also provide a customer with:

●	the bid and ask prices for the penny stock;

●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock;

●	the amount and a description of any compensation that the broker-dealer and its associated salesperson will receive in connection with the transaction; and

●	a monthly account statement indicating the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser's written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore security holders may have difficulty selling their shares.

Blue Sky Restrictions on Resale

When a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holder will also need to comply with state securities laws, also known as “blue sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration of secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise the security holder as to which states have an exemption for secondary sales of our common stock.

Any person who purchases shares of our common stock from a selling security holder pursuant to this Prospectus, and who subsequently wishes to resell such shares will also have to comply with blue sky laws regarding secondary sales.

When this Prospectus becomes effective, and a selling security holder indicates in which state(s) he wishes to sell his shares, we will be able to identify whether he will need to register or may rely on an exemption from registration.

ITEM 9 – DESCRIPTION OF SECURITIES TO BE REGISTERED

CAPITAL STOCK

Labor Smart Inc is authorized to issue 75,000,000 shares of common stock, $0.001 par value. The Company is not authorized to issue any preferred stock.  As of March 13, 2012 there are 16,045,000 common shares issued and outstanding.

The holders of Labor Smart Inc’s common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;
2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or otherwise winding up of corporate affairs;

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
4.	Are entitled to one vote per share on all matters on which stockholders may vote.

Common Stock

The Company has issued 16,045,000 shares of common stock to date held by 35 shareholders of record.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be validly issued, fully paid for, non-assessable and free of preemptive rights.

Preferred Stock

No preferred stock has been authorized.

The Company has no current plans to either authorize or issue any preferred stock nor adopt any series, preferences or other classification of any stock. The Board of Directors may be authorized to provide for the issuance of shares of any authorized preferred stock in series and by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders.  Any shares of issued preferred stock may have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of any authorized stock, unless otherwise required by our bylaws, law of general applicability or stock exchange rules.

Preemptive Rights

No holder of any shares of Labor Smart Inc’s stock has preemptive or preferential rights to acquire or subscribe to any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-Cumulative Voting

Holders of Labor Smart Inc common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

Dividend Policy

As of the date of this prospectus, Labor Smart Inc has never declared nor paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements, our financial position, general economic conditions, and other factors deemed pertinent by the Board of Directors. The Company does not anticipate declaring any stock or cash dividends on our common and preferred (should any be issued) stock in the foreseeable future.

Market Information

There is no publically traded market for our stock.

Effect of Penny Stock

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document of a format prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities.

Reports

After this offering, Labor Smart Inc will make available to its shareholders annual financial reports certified by independent Accountants, and may, at its discretion, furnish unaudited quarterly financial reports. Additionally, if our registration statement becomes effective pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, we will be subject to the reporting obligations of Section 13 of the Securities Exchange Act.

You may read any copies of any materials we file with the Securities and Exchange Commission at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330The SEC also maintains an internet site that will contain copies of the materials we file electronically.  The address for the internet site is www.sec.gov.

DEBT SECURITIES

No debt securities are being offered or registered.

WARRANTS AND RIGHTS

No securities are being offered pursuant to warrants or rights.

OTHER SECURITIES

No other securities are being offered.

MARKET INFORMATION FOR SECURITIES OTHER THAN COMMON EQUITY

There are no other securities other than common equity.

ITEM 10 – INTEREST OF NAMED EXPERTS AND COUNSEL

The Law Office of Novi & Wilkin, Reno, Nevada, was retained solely for the purpose of rendering the legal opinion, attached as an exhibit hereto, on the validity of the common stock issued pursuant to this Registration Statement.

The financial statements of Labor Smart Inc, as provided herein, have been audited by an independent public accountant firm approved by the Public Company Accounting Oversight Board. The audit firm that has provided the audited financials is De Joya Griffith & Company, LLC and is not receiving any contingent interest fee or shares in the Company.

ITEM 11 – INFORMATION WITH RESPECT TO THE REGISTRANT

It is important for any potential investor to note that while the Company anticipates effectuating a business plan based upon the factors explained below, there may be present variables and/or future conditions or events that preclude the Company from realizing its goals and capacity to serve customers in a manner which benefits the Company as expected. As such, any potential investor should carefully consider the information contained herein and consult with legal counsel and financial advisors so as to determine the merit of the present offering and, specifically, the suitability of this offering for that individual investor.

DESCRIPTION OF BUSINESS

Form and Year of Organization

Labor Smart Inc (“LSI” or the “Company”), was incorporated in the State of Nevada on May 31, 2011, under the same name.

Fiscal Year End

Labor Smart Inc’s fiscal year end is December 31

Bankruptcy, Receivership and Similar Proceedings

The Company has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Reclassification, Merger, Consolidation, Purchase or Sale of Assets Not in the Ordinary Course of Business

Labor Smart Inc has not reclassified, merged, consolidated, purchased or sold any assets.

Description of Business Principal Services and Their Markets

Labor Smart, Inc. provides temporary blue-collar staffing services. It will supply general laborers on demand to the light industries, including manufacturing, logistics, and warehousing, skilled trades’ people and general laborers to commercial construction industries. Our strategy will be to establish branch offices in the markets we wish to serve. Temporary employees will report to these branch offices on a daily basis. As we grow our client base, we will dispatch our temporary employees to the client work sites daily. Most, if not all of our temporary employees will be paid by us on a daily basis. Our clients will be billed weekly. This dynamic may cause capital shortages and negative cash flow as we expect the average client to pay their invoice 30-45 days after we have billed them.

We intend to open branch offices in cities that have a high concentration of businesses. We currently have  branch offices in Marietta, GA and Nashville, TN and are researching the potential locations for other branch offices.

Branch offices are locations where workers and prospective workers report prior to being assigned to jobs. Each morning, a branch manager will coordinate incoming customer work orders and assign the available workers to the job openings for the day. Prior to dispatch, a branch employee checks to make sure workers have the basic safety equipment required for the job, such as boots, back braces, hard hats, or safety goggles, all of which are provided at no charge to the worker or the customer.

The workers are provided with a work order that each worker must present at the branch office in order to receive payment for the hours worked. Workers are generally paid daily or weekly by check. Software used by each branch office will perform the calculations necessary to determine the wages, taxes and applicable withholdings, and print security controlled checks

Employment applications are taken throughout the day for potential new temporary employees. Applications are used to facilitate workers compensation safeguards and quality control systems by permitting the Company to test for alcohol or drugs in case of work-related illness or injury, to obtain a signed "Condition of Employment" statement, and to comply with government required proof of eligibility to work in the United States.

The Company's potential customers will primarily be small to medium sized businesses that require employees on a short term, temporary basis for various tasks such as loading or unloading trucks, janitorial cleanup, or packing. Our target customers are businesses in construction, warehousing, and light manufacturing industries but may also include retail, event services, and disaster response businesses.

The Company will have a credit policy, which allows new customers to establish an account with a $2,000 initial credit limit. Temporary employees may be dispatched to a new customer's job site when a credit application, rate quote, and conditions of service is completed and signed. Thereafter, the Company obtains credit reports and bank references to evaluate whether additional credit is justified. Customers must pay invoices due within 45 days to prevent a disruption in service.

Each branch office is responsible for its own sales and marketing efforts. The general manager is primarily responsible for customer service and sales, but all branch employees participate in the sales process. Each branch office will maintain databases of area businesses for telemarketing and direct mail in addition to face to face sales calls at the potential customer’s location.

The Company is responsible for withholding of FICA, Medicare, and federal, state, and, where applicable, city and county payroll taxes from its temporary workers for disbursement to governmental agencies. Additionally, the Company pays federal and state unemployment insurance premiums and workers ‘compensation expenses for its temporary employees.

The Company will attract its temporary workers through flyers, newspaper advertisements, and word of mouth.

Branch employees such as the Branch Manager will be recruited through a 3rd party firm or through the Company’s own recruiting efforts such as advertising and word of mouth.

We are currently conducting demographic research in 5 major cities, Atlanta GA, Augusta GA, Nashville TN, Chattanooga TN, and Birmingham AL. We are currently  providing services in the Atlanta, GA and Nashville, TN markets. The Atlanta market is extremely competitive with over 120 competitors in the temporary staffing services business. There are over 100,000 businesses that fit into our target market of small to medium sized businesses. Additionally, due to the size of Atlanta, we may face logistical challenges in getting employees to the customer’s location.

Intellectual Properties

None

Sales and Marketing Strategy

Labor Smart, Inc will market its services through networking, field sales calls, telemarketing, and direct mail. It is our belief that building a solid client base is best established through building relationships with the decision makers at our client’s place of business. Our primary source of generating sales leads will be through field sales calls. This provides us the opportunity to visit prospective clients in their work environment, which we believe will increase our chances of doing business with them. In addition to field sales calls, we expect to purchase call lists for telemarketing and direct mail purposes. There can be no guarantee that any of these tactics will produce results as prospective clients will most likely already be doing business with one of our competitors. Our challenge will be to illustrate how Labor Smart is different from those competitors.

Dependence upon One or a Few Major Customers

Labor Smart Inc will not rely upon one or just a few customers.  Management believes that the services will have a broad public appeal.

Need for Government Approval on Principal Products or Services

The company is not aware of any government approval required for states it intends to do business.

Existing or Probable Government Regulations

The Company is not aware of any specific regulatory obstacles to our business plan.  That is not to say that we are not generally aware of the multitude of rules, statutes and administrative regulations that may apply, including, but not limited to, local business licenses and regulations. However, we do not foresee these as prohibiting the implementation of our business plan, but merely as temporary administrative obstacles that will be addressed and overcome as they arise, or as best we can forecast their arrival.

Research and Development

No future research and development is anticipated at this time.

Compliance with Environmental Laws

Labor Smart Inc does not conduct any activities requiring compliance with any federal, state or local environmental statutes or regulations.

Number of Employees

The Company presently has four fulltime employees. Our sole officer and director is working full time.

Labor Smart Inc is currently in the development stage.  During this development period, we plan to rely exclusively on the services of Mr. Schadel to establish business operations and perform or supervise the minimal services required at this time. Our operations are currently on a small scale and, it is believed, manageable by the present management. The responsibilities are mainly administrative at this time, as our operations are minimal.

Anticipated Material Changes in Number of Employees

We do not anticipate any material change in the number of employees in the foreseeable future.

Acquisition or Disposition of Any Material Assets

The Company does not anticipate any acquisition or disposition of any material assets.

DESCRIPTION OF PROPERTY

 427 Lafayette St, Nashville, TN 37203

This branch office is currently being leased to the Company for $2,250 per month.. There are no proposed programs for the renovation, improvement or development of the facilities currently in use.

Corporate headquarters in Hiram, GA is being leased for $650 per month and the company has pre-paid six months rent as of December 9, 2011

Our branch office in Marietta, GA is being leased for $650

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income. We do not presently hold any investments or interests in real estate, investments in real estate mortgages, or securities or interests in businesses or individuals primarily engaged in real estate activities.

LEGAL PROCEEDINGS

There are no known pending legal or administrative proceedings against the Company.

No officer or director of the Company has been convicted in any criminal proceeding and has never been named the subject of any criminal proceeding.

No officer or director of the Company has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

No officer or director of the Company has been convicted of violating any federal or state securities or commodities law and has never been found to have violated any federal or state securities law by any court of competent jurisdiction in any civil action by the Securities and Exchange Commission or any state commission.

No officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business in which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

State Blue Sky Information

We are unsure at this time in what state or states we intend to offer and sell the shares of common stock offered hereby.  However, we will not knowingly make any offer of these securities in any jurisdiction where the offer is not permitted.

MARKET PRICE AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND STOCKHOLDER MATTERS

Market Information

As of the date of this prospectus, there is no public market in Labor Smart Inc’s common stock. This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will develop. Labor Smart Inc and its management make no representation about the present or future value of our common stock.

As of the date of this prospectus,

1.	There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Labor Smart Inc;

2.	There are currently 16,045,000 shares of our common stock issued and held by 35 shareholders of record. These shares are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3.	Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

All of the presently outstanding shares of common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on or about February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at any time previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Dividends

The Company has neither declared nor paid any cash dividends. For the foreseeable future, the Company does not anticipate declaring or paying any cash dividends. The Company intends to retain any earnings to finance the development and expansion of its business, and, as such, does not anticipate paying any cash dividends on its preferred or common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including the Company’s financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors deems relevant.

Securities Authorized for Issuance under Equity Compensation Plans

The Company has not authorized any securities for issuance under any equity compensation plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section should be read in conjunction with the Audited Financial Statements included in this prospectus.

Plan of Operation

Labor Smart Inc was incorporated on May 31, 2011 in the State of Nevada, under the same name. As of December 31, 2011 we have generated $160,017 in revenues.

Our plan is to open branch offices, initially focusing on the Southeast US. These offices will provide temporary employees to small and medium sized businesses for various short term focused tasks. We must still attain workers compensation insurance and general liability insurance, which we are currently researching. We opened our first two branch offices in Marietta, GA and Nashville, TN in November 2011.  Prior to opening any new branch offices, we will conduct market research and recruit for a Branch Manager. The Branch Manager will receive initial and ongoing training relating to branch operations and sales. The Branch Manager will focus initially on sales calls to construction and event services businesses. Generally, we expect a branch generate revenue in the first week open.

For a branch to become profitable, we must generate approximately $11,000 per week in revenues per branch. This approximation is figured on the basis of maintaining a gross margin of at least 28% as we expect weekly branch operations to cost $3000 not including wages, taxes, and workers compensation costs for temporary workers. We expect an initial cost of $7,000 to open a new branch, including security deposits for location leases. Our branch opening schedule will be based on available capital resources and performance of branches in operation. Our margins may be pressured by competitive forces and there can be no guarantee that we will be able to achieve gross margins of 28%.

We opened our first two branch offices in Marietta, GA and Nashville, TN. As of December 31, 2011, we have generated $160,017 in revenues from these two locations offering our services. .  The realization of additional revenues in the next 12 months is critically important in the execution of our plan of operations. As of December 31, 2011, we have 47 new customers. Revenue growth is dependent on our ability to get new customers through our sales and marketing efforts. However, we cannot guarantee that we will generate such growth. If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. We cannot assure any investor that, if needed, sufficient financing can be obtained or, if available, that it will be available on reasonable terms. Without realization of additional capital, if needed, it would be unlikely for operations to continue.

Labor Smart Inc’s management does not expect to conduct any research and development.

Labor Smart Inc currently does not own any significant plant facilities or equipment that it would seek to refinance or sell in the near future. The Company does not envision purchasing any significant equipment in the near future.

Liquidity

The term “liquidity” as used herein refers to the ability of an enterprise to generate adequate amounts of cash to meet the enterprise’s needs for cash. At the present time, our available cash is not sufficient to allow us to commence full execution of our business plan.  The Company has minimal cash on hand and no ability to generate cash without the sale of its equity. At this time we have no plans in place for the additional sales of our equities. We have secured a $50,000 loan from our President and CEO, Ryan Schadel, the details of which are provided as an exhibit to this amended registration statement for funding of fees related to this offering as well as funding to open the first branch office and secure workers compensation and general liability insurance. To execute our expansion plan for the next 12 months, we anticipate needing additional funds of approximately $35,000 for initial cost of branch openings and $250,000 in working capital that will be needed to fund payroll to temporary workers, workers compensation premiums, and employer taxes as our revenues grow. As we pay employees daily or weekly and clients pay invoices in 30 days, this additional working capital will be critical to our growth plan.

Factoring Agreement

The Company has a six month financing agreement with RIVIERA FINANCE commencing November 23, 2011 that includes a non-recourse factoring arrangement that provides notification factoring on substantially all of the Company’s sales.  Receivables are factored at a rate of 85% of the invoice face value on accepted accounts up to $300,000.  A reserve of 8% of the invoice face value is held by RIVIERA FINANCE in case of customer disputes.  Fees charged by RIVIERA FINANCE are 2% of the unpaid invoice face value for the first 25 days after the factored date and 0.8% of the invoice face value for every ten days thereafter up to a total of 7%, including the initial 2%.  Administrative charges based on various rates are charged on the gross face amount of all accounts with minimum fees as defined in the agreement.

Capital Resources

The Company has no commitments for capital expenditures as of the latest fiscal period.  As of December 31, 2011 the company has raised $32,400 from the sale of its common shares and $100,000 in the form of two loans from Mr. Schadel.

Results of Operations for the six months ended December 31, 2011

Since inception, we have generated $160,017 in revenues as of December31, 2011 and have incurred a net loss of $21,333 as reflected in the financial statements contained within this registration statement.  Operational expenses of $56,339 include $21,225 in professional fees, $16,293 in payroll related expenses, and $18,821 in general and administrative costs.  Interest expense of $1,068 relates to accrued interest on promissory notes entered into during the previous six months.

The realization of revenues in the next 12 months is critically important in the execution of our plan of operations. However, we cannot guarantee that we will generate such growth. If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. We cannot assure any investor that, if needed, sufficient financing can be obtained or, if available, that it will be available on reasonable terms. Without realization of additional capital, if needed, it would be unlikely for operations to continue.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the principal independent accounting firm for the Company has not resigned, declined to stand for reelection or been dismissed. We have no disagreements with our independent registered public accounting firm on any matter of accounting principles or with any financial statement disclosures.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors and Executive Officers

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until resignation or removal from office. At this time we have one officer and director The following table sets forth certain information regarding our executive officer and director as of the date of this prospectus:

Name	Age	Position	Period of Service

Ryan Schadel	34	President, Treasurer, Director, Chief Executive and Chief Accounting Officer	Inception to present

 The board of directors has no nominating, auditing or compensation committees.

At the date of this prospectus, Labor Smart Inc is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Identification of Significant Employees

As of February 29, 2012 the Company has four fulltime employees. Mr. Schadel our sole officer and director of the Company is working full time providing the time and services  necessary for the development of the Company.

Family Relationships

There are no family relationships between any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer.

Business Experience of Each Director and Executive Officer

Ryan Schadel – President, Director

Our sole officer and director, Ryan Schadel, has nearly 12 years’ experience in the temporary staffing industry. During these 12 years he has held numerous positions, starting as a sales rep in January 2000 with a nationwide temporary staffing company. Of his nearly 12 years’ experience in our industry, 11 have been in a management or executive capacity, and 8 of those years in a multi-unit management capacity. From 2008 to November 1, 2011, Mr. Schadel  held the position of CEO with Staff Smart Concepts, Inc., a recruiting firm. From November 2007 to August 2008 Mr. Schadel held the position of VP with The Connor Group, a real estate investment firm. From September 2006 to September 2007 Mr. Schadel held the position of District Manager with WTS, Inc. a blue collar staffing services company.  Mr. Schadel is giving 100% of his time to the development of Labor Smart

 Legal Proceedings

None of the officers and directors of the Company, has ever filed for bankruptcy nor had a receiver, fiscal agent or similar officer appointed by a court for any business or property of his, has never been convicted in a criminal proceeding and is not a named subject of any pending criminal proceeding.  Nor have they ever been the subject of any order enjoining him from any type of business, securities or banking activities, or ever been found to have violated any federal or state securities law.

Promoters and Control Persons

The Company is not involved with any promoters or control persons, otherwise described in this document

Board Committees

Our board of directors has not established any committees, including an audit committee, a compensation committee, a nominating committee or any committee or committees performing similar functions. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our board of directors believes that the establishment of committees of the board would not provide any benefits to our company, could be considered more form than substance and would distract from our present goals of implementing our strategic production and marketing plans and becoming an economically viable company.

Directors

The maximum number of directors Labor Smart Inc is authorized to have is seven (7). However, in no event may the Company have less than one director. Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

The board of directors has no nominating, auditing or compensation committees.

Directors Compensation

Directors are not entitled to receive compensation, either directly or indirectly, for services rendered to Labor Smart Inc, or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director. The Company has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors.

Corporate Code of Conduct and Ethics

At this time the Company has not established any code of conduct and ethics

Officers and Directors Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, the Company may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in the Company’s best interest. The Company may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he or she is to be indemnified, the Company must indemnify the officer or director against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, then only by a court order. The indemnification coverage is intended to be to the fullest extent permitted by applicable laws.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to officers or directors under applicable state law, the Company is informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Ryan Schadel, CEO	2011	-	-	-	-	-	-	-

Employment Contracts and Officers Compensation

Since Labor Smart Inc.’s incorporation we have not paid any compensation to any officer, director or employee. We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, employment agreements will be executed. We do not currently have plans to pay any compensation until such time as the Company maintains a positive cash flow.  Mr. Schadel is our sole officer and director and as such has the ability to set his own compensation.

Stock Option Plan and Other Long-Term Incentive Plan

Labor Smart Inc does not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Ryan Schadel, Officer and Director	15,000,000	93.4%	93.4%
Common	Total of all officers & directors	15,000,000	93.4%	93.4%

Footnotes

(1)   The address of each executive officer and director is c/o Labor Smart Inc

(2)  As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

There have been no transactions or any currently proposed transaction, over the amount of $120,000 in which the registrant was or is to be a participant and in which any related person had or will have a direct or indirect material interest.

Promoters and Certain Control Persons

The Company has not had a promoter at any time. The only control person is the founder, CEO, officer and director, Ryan Schadel.

All Transactions Since Date of Inception

Since inception on May 31, 2011 the price of the common stock issued above was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed, in the process of being formed, in the process of being developed, and/or developing its strategic business plan and possessed no assets.

ITEM 12 – INCORPORATION OF CERTAIN MATERIAL BY REFERENCE

The Registrant does not elect to incorporate any material by reference.

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of registrant’s legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Report of Independent Registered Public Accounting Firm

To The Board of Directors and Stockholders

Labor Smart Inc.

We have audited the accompanying balance sheet of Labor Smart Inc. (A Development Stage Company) as of December 31, 2011, and the related statements of operations, stockholders’ equity, and cash flows from inception (May 31, 2011) to December 31, 2011. Labor Smart Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Labor Smart Inc. as of December 31, 2011, and the results of its operations and its cash flows from inception (May 31, 2011) to December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC

Henderson, NV

February 23, 2012

LABOR SMART, INC
(A Development Stage Company)
FINANCIAL STATEMENTS

December 31, 2011

(Audited)

LABOR SMART INC.

BALANCE SHEETS

(A Development Stage Company)

(AUDITED)

ASSETS

December 31, 2011
Current assets
Cash	$ 65,111
Accounts receivable	72,186
Prepaid expense	13,119
Other assets	2,384
Total current assets	152,800

Total assets	$ 152,800

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$ 2,499
Accrued liabilities	6,358
Notes payable- related party	100,000
Payroll taxes payable	25,691
Other liabilities	7,185
Total current liabilities	141,733

Total liabilities	141,733

Stockholders' equity
Common stock; $0.001 par value; 75,000,000 shares authorized,
16,045,000 and 15,710,000 issued and outstanding as of
December 31, 2011 and June 30, 2011, respectively.	16,045
Additional paid-in capital	16,355
Accumulated deficit during development stage	(21,333)
Total stockholder's equity	11,067

Total liabilities and stockholders' equity	$ 152,800

See Accompanying Notes to Financial Statements.

2

LABOR SMART INC.

STATEMENTS OF OPERATIONS

(A Development Stage Company)

(AUDITED)

From inception
(May 31, 2011) to
December 31, 2011

Revenues, less $1,656 customer credits	$ 160,017

Cost of goods sold	123,943

Gross profit	36,074

Operating expenses
Professional fees	21,225
Payroll expenses	16,293
General and administrative fees	18,821
Total operating expenses	56,339

Operating loss	(20,265)

Other expenses
Interest expense	(1,068)
Total other expenses	(1,068)

Net loss	$ (21,333)

Basic loss per common share	$ (0.00)

Basic weighted average common shares outstanding	15,824,977

See Accompanying Notes to Financial Statements.

3

LABOR SMART INC.

STATEMENTS OF OPERATIONS

(A Development Stage Company)

(AUDITED)

	Common	Stock	Additional	Accumulated deficit during	Total Stockholders
	Shares	Amount	Paid-in capital	Development stage	Equity
Balance, Inception (May 31, 2011)	-	-	-	-	-

Stock issued for cash, June 2011	15,710,000	15,710	9,900	-	25,700

Stock issued for cash, September 2011	335,000	335	6365		6700

Net loss	-	-	-	(21,333)	(21,333)

Balance, June 30, 2011, audited	16,045,000	16,045	16,355	(21,333)	11,067

See Accompanying Notes to Financial Statements.

3

LABOR SMART INC.

STATEMENTS OF CASH FLOWS

(A Development Stage Company)

(AUDITED)

From inception
(May 31, 2011) to
December 31, 2011

Cash flows from operating activities:
Net loss	$ (21,333)
Changes in operating assets and liabilities:
Increase in off-balance sheet receivable factoring	20,162
(Increase) in accounts receivables	(92,348)
(Increase) in prepaid expense	(13,119)
(Increase) in other assets	(2,384)
Increase in accounts payable	2,499
Increase in accrued liabilities	6,358
Increase in payroll taxes payable	25,691
Increase in other liabilities	7,185
Net cash used by operating activities	(67,289)

Cash flows from financing activities:
Proceeds from common stock	32,400
Proceeds from notes payable- related party	100,000
Net cash provided by financing activities	132,400

Net change in cash	65,111

Cash, beginning of period	-

Cash, end of period	$ 65,111

Supplemental disclosure of cash flow information:

Interest paid	$ -

See Accompanying Notes to Financial Statements.

5

LABOR SMART INC.

 (A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS

Nature of Business

Labor Smart, Inc.(A Development Stage Company)  (the “Company”) was incorporated in the State of Nevada on May 31, 2011. Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. Labor Smart, Inc.  provides temporary blue-collar staffing services. It supplies general laborers on demand to the light industries, including manufacturing, logistics, and warehousing, skilled trades’ people, and general laborers to commercial construction industries.  In accordance with Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) No. 915 the Company is considered to be in the development stage.

NOTE 2 –GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company requires capital for its contemplated operational and marketing activities.  The Company’s ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.  As of December 31, 2011 the Company had an accumulated deficit since inception of $21,333.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements are presented in United States dollars and have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company has adopted a December 31 fiscal year end.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, and notes payable. The carrying amount of these financial instruments approximates fair value due to the short maturity of the instruments.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and short-term investments with original maturities of less than 90 days.  Cash equivalents are placed with high credit quality financial institutions and are primarily in money market funds.  The carrying value of those investments approximates fair value.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with FASB ASC 740-10, “Income Taxes,” which requires the use of the asset/liability method of accounting for income taxes.

6

LABOR SMART INC.

 (A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes – (continued)

The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

Revenue Recognition

The Company recognizes revenues and the related costs when persuasive evidence of an arrangement exists, delivery and acceptance has occurred or service has been rendered, the price is fixed or determinable, and collection of the resulting receivable is reasonably assured. Amounts invoiced or collected in advance of product delivery or providing services are recorded as deferred revenue. The Company accrues for warranty costs, sales returns, bad debts, and other allowances based on its historical experience.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities.  These estimates and judgments are based on historical information, information that is currently available to the Company, and on various other assumptions that the Company believes to be reasonable under the circumstances.  Actual results could differ from those estimates.

Factoring Agreement and Accounts Receivable

The Company has a financing agreement with RIVIERA FINANCE that includes a non-recourse factoring arrangement that provides notification factoring on substantially all of the Company’s sales for six months commencing November 23, 2011. RIVIERA FINANCE, based on credit approved orders, assumes the accounts receivable risk of the Company’s customers in the event of insolvency or non-payment.  All other receivable risks for customer deductions that reduce the customer receivable balances are retained by the Company, including, but not limited to, allowable customer markdowns, disputes, and discounts.  As of December 31, 2011 and June 30, 2011, these deductions totaled $nil.  The Company assumes the risk on accounts receivable not factored to RIVIERA FINANCE, which is shown as accounts receivable on the accompanying balance sheets.

Allowance for Doubtful Accounts

The Company allows for an estimated amount of receivables that may not be collected.  The Company estimates its allowance for doubtful accounts based on historical experience and customer relationships.  As of December 31, 2011, no allowance has been recognized due to the quick turnover of our receivables.

Earnings (loss) per share

Basic earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per common share is computed by dividing income available to common shareholders by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if potentially dilutive securities had been issued. There were no potentially dilutive securities outstanding during the periods presented.

Stock-based compensation

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

7

LABOR SMART INC.

 (A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position, or cash flow.

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company has 75,000,000 shares of $0.001 par value common stock authorized.  As of December 31, 2011 and June 30, 2011, the Company had 16,045,000 and 15,710,000 shares issued and outstanding, respectively.

In June 2011, the Company issued 15,000,000 shares of its common stock at par ($0.001) valued at $15,000 to its founder.

In June 2011, the Company issued 510,000 shares of common stock on various dates for cash. The shares were issued at $0.02 per share for an aggregate of $10,200.

In June 2011, the Company issued 200,000 shares of its common stock for cash. The shares were issued at $0.0025 per share for an aggregate of $500.

In September 2011, the Company issued 335,000 shares of its common stock for cash.  The shares were issued at $0.02 per share for an aggregate of $6,700.

NOTE 5 – RELATED PARTY

On November 9, 2011, the Company issued a promissory note to the Company’s President in exchange for $50,000 in cash.  The note is unsecured, bears interest at 10% per annum, and matures on November 9, 2012.  Interest expense from inception (May 31, 2011) to December 31, 2011 is $698.

On December 3, 2011, the Company issued a promissory note to the Company’s President in exchange for $50,000 in cash.  The note is unsecured, bears interest at 10% per annum, and matures on December 3, 2012.  Interest expense from inception (May 31, 2011) to December 31, 2011 is $370.

NOTE 6 – PREPAID

As of December 31, 2011, the Company had prepaid expenses of $13,119 consisting of $7,640 in prepaid lease payments and $5,479 in prepaid insurance premiums.  The Company had $15,000 in prepaid S-1 preparation fees as of June 30, 2011.

NOTE 7 – FACTORING AGREEMENT

The Company has a six month financing agreement with RIVIERA FINANCE commencing November 23, 2011 that includes a non-recourse factoring arrangement that provides notification factoring on substantially all of the Company’s sales.  Receivables are factored at a rate of 85% of the invoice face value on accepted accounts up to $300,000.  A reserve of 8% of the invoice face value is held by RIVIERA FINANCE in case of customer disputes.  Fees charged by RIVIERA FINANCE are 2% of the unpaid invoice face value for the first 25 days after the factored date and 0.8% of the invoice face value for every ten days thereafter up to a total of 7%, including the initial 2%.  Administrative charges based on various rates are charged on the gross face amount of all accounts with minimum fees as defined in the agreement.

The following table details the amounts of the factoring agreement as of December 31, 2011 and June 30, 2011.

8

LABOR SMART INC.

 (A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

	Receivables Factored	Reserve Deposit	Fees	Administrative Charges
December 31, 2011	$ 20,162	$ 1,026	$ -	$ -

The reserve deposit is included in other current assets within the balance sheet.  No fees or charges have been billed by RIVIERA FINANCE as of December 31, 2011.

NOTE 8 – INCOME TAXES

As of December 31, 2011, the Company had net operating loss carry forwards of $21,333 that may be available to reduce future years’ taxable income through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carryforwards.

Components of net deferred tax assets, including a valuation allowance, are as follows at December 31, 2011:

Deferred tax assets:	2011
Net operating loss carryforward	$ 21,333

Total deferred tax assets	$ 7,467
Less: Valuation allowance	(7,467)
Net deferred tax assets	$ -

The valuation allowance for deferred tax assets as of December 31, 2011 was $7,467. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2011.

Reconciliation between the statutory rate and the effective tax rate is as follows at December 31, 2011:

2011
Federal statutory tax rate	(35.0)%
Valuation allowance	35.0%
- %

NOTE 9 – COMMITMENTS

On November 12, 2011 the Company entered into a three year lease agreement with VFC Properties 8, LLC to rent office space at 1166 Franklin Road, Suite 5 for the Company’s Marietta, GA operations.  Minimum monthly lease payments equal $1,083.

On November 12, 2011 the Company entered into a single year lease agreement with Brothers Investments, Inc. to rent office space at 427 Lafayette Street for the Company’s Nashville, TN operations.  Minimum monthly lease payments equal $2,250.

On December 9, 2011, Labor Smart, Inc. entered into a two year lease agreement with Cleanstar National, Inc. to rent office space at 44 Darby’s Crossing Drive, Suite 116 for the Company’s corporate operations.  Minimum monthly lease payments total $650.

9

LABOR SMART INC.

 (A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

The following table is a schedule of future minimum lease commitments for the Company:

Year ending December 31,	2012	$ 47,796
	2013	20,796
	2014	11,913
		$ 80,505

Rent expense for December 31, 2011 and June 30, 2011 was $3,740 and $nil, respectively.

NOTE 10 – SUBSEQUENT EVENTS

On January 11, 2012, the Company issued a promissory note to the Company’s President in exchange for $50,000 in cash.  The note is unsecured, bears interest at 10% per annum, and matures on January 11, 2013.

On January 19, 2012, the Company issued a promissory note to the Company’s President in exchange for $50,000 in cash.  The note is unsecured, bears interest at 10% per annum, and matures on January 19, 2013.

On January 26, 2012, the Company entered into a three year lease agreement with Hull 2000 WS2, LLC commencing February 1, 2012. Monthly lease payments, including CTI, are $1,244.  The Company has the option to extend the lease for an additional three years at an increased monthly lease payment of $1,530.

On February 6, 2012, the Company issued a promissory note to the Company’s President in exchange for $25,000 in cash.  The note is unsecured, bears interest at 10% per annum, and matures on February 6, 2013.

On February 20, 2012, the Company issued a promissory note to the Company’s President in exchange for $15,000 in cash.  The note is unsecured, bears interest at 10% per annum, and matures on February 20, 2013.

10

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the approximate costs and expenses payable by Labor Smart Inc in connection with the sale of the common stock being registered. Labor Smart Inc has agreed to pay all costs and expenses in connection with this offering of common stock.  The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$30,000
Accounting Fees	$5,000
Registration Fees	$100	Estimate
Blue Sky Fees (if applicable)	$1,000	Estimate

Totals

                    $              36,100

ITEM 14 - INDEMNIFICATION OF OFFICERS AND DIRECTORS

Labor Smart Inc’s Articles of Incorporation and Bylaws provide for the indemnification of any present or former director or officer. The Company indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director.  We may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

On May 31, 2011 Ryan Schadel our sole officer and director purchased 15,000,000 common shares at a price of $.001 or $15,000.

As of September 30, 2011 a total of 33 individual shareholders purchased a total of 845,000 common shares in a private placement at a price of $.02 per share $16,900 (see table below).

On June 20, 2011 a total of 1 individual shareholder purchased a total of 200,000 common shares in a private placement at a price of $.0025 per share for an aggregate price of $500.

Date	Shareholders	Total Shares	Price per Share
5/30/2011	1	15,000,000	$ 0.001
6/8/2011	1	50,000	$ 0.02
6/9/2011	1	25,000	$ 0.02
6/13/2011	1	5,000	$ 0.02
6/15/2011	1	10,000	$ 0.02
6/17/2011	4	60,000	$ 0.02
6/18/2011	1	25,000	$ 0.02
6/19/2011	2	10,000	$ 0.02
6/20/2011	2	250,000	$ 0.02
6/20/2011	1	200,000	$ 0.0025
6/22/2011	5	270,000	$ 0.02
6/24/2011	1	5,000	$ 0.02
6/25/2011	4	25,000	$ 0.02
6/28/2011	2	55,000	$ 0.02
6/30/2011	2	10,000	$ 0.02
7/1/2011	2	10,000	$ 0.02
7/7/2011	2	10,000	$ 0.02
7/8/2011	1	20,000	$ 0.02
7/13/2011	1	5,000	$ 0.02

	Total Shareholders:	Total Shares Purchased:
	35	16,045,000

Since inception on May 31, 2011 the price of the common stock issued above was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed, in the process of being formed, in the process of being developed, and/or developing its strategic business plan and possessed no assets.

All of the transactions above were transactions by the Company utilizing the exemption provided by Regulation D, Rule 506; not involving any public offering as required by the exemption provided from the registration provisions of the Securities Act of 1933, as amended. As such, no advertising or general solicitation was employed in offering any of the securities by the Company. All certificates evidencing the securities issued in such transactions will bear restrictive legends as securities issued in non-registered transactions that may only be resold in compliance with applicable federal and state securities laws. The applicable subscription documents relating to such transactions contained acknowledgments by the purchaser of such securities that the securities being acquired have not been registered, were restricted securities, could only be resold in compliance with applicable federal and state securities laws and the certificates evidencing such securities would bear restrictive legends.

In all of the transactions above, no principal underwriters were used.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation *
3.2	By-Laws *
5.1 10.1 10.2 10.3	Opinion of Novi & Wilkin * Lease Agreement * Loan Agreement * Riviera Factoring Agreement
23.1	Consent of De Joya Griffith and Company LLC
23.2	Consent of Counsel as in Exhibit 5.1 *

* Previously Filed

ITEM 17 - UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Amendment to the registration statement to be signed on its behalf by the undersigned, in Hiram, GA on March 13, 2012

Labor Smart Inc.

By:	___/s/ Ryan Schadel________
Ryan Schadel
Chief Executive Officer, President, Secretary, Chief Financial Officer, Treasurer, Principal Accounting Officer and Director

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ryan Schadel Ryan Schadel	Chief Executive Officer, President, Secretary, Chief Financial Officer, Treasurer, Principal Accounting Officer and Director	March 13, 2012